CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made to be effective the 13th day of March, 2002 (the "Effective Date") by and between Stephen K. Carper, independent contractor (the "Consultant") and GK Intelligent Systems, Inc, a Delaware corporation (the "Corporation"), whose principle place of business is Houston, Texas.

     1. Engagement of Consultant. The Corporation hereby retains Consultant, as an independent contractor, to render consulting services, and these services to be performed are described in detail in the Addendum (the attached document). Consultant hereby agrees to render consulting services to the Corporation upon the terms and conditions hereinafter set forth.

     2. Duties of Consultant. Consultant shall perform such consulting services for the Corporation as shall be delegated by the Corporation. Consultant shall have control of the methods, timing and manner in which he performs services for the Corporation. Consultant is not required to devote its full time and attention to the duties under this Agreement, nor is Consultant required to maintain or establish set hours of work consistent with the Corporation's policies on work hours for its employees. However, Consultant is required to devote the necessary amount of time and attention to maintain the standards of performance established by the Corporation for consultants of the same position, background and experience as Consultant.

     3. Consideration. As consideration for the consulting services to be tendered during the terms of this Agreement, the Corporation agrees to compensate Consultant by issuing Consultant 5,500,000 (five million five hundred thousand) shares of its Rule 144 common stock for services to be performed as described in the Addendum, beginning on the Effective Date. In addition, the Corporation agrees, on a best efforts basis and contingent upon a contemplated shareholder-approved 10:1 reverse split netting Consultant 550,000 (five hundred fifty thousand) shares, to exchange 300,000 of the 550,000 restricted 144 shares for free trading shares (such as S-8 stock or some other suitable mechanism) at such time as the Corporation is able to make them available. The Corporation shall reimburse Consultant for all reasonable and necessary expenses, including, without limitation, travel meals and entertainment, incurred by Consultant in providing consulting services in accordance with the terms of this Agreement.

     4. Non-Exclusivity. Consultant is under no obligation to work exclusively for the Corporation, and may accept engagements, work, and assignments from parties other than the Corporation on a regular basis. The Corporation understands that Consultant's services are available to the general public on a regular and consistent basis, and accepts the Consultant's engagement under this Agreement upon such basis.

     5. Confidentiality and Proprietary Information. Consultant acknowledges that the law provides companies, such as the Corporation, with protection for their trade secrets and confidential information. Consultant agrees not to disclose, directly or indirectly, any of the Corporation's confidential business information or confidential technical information to anyone without the prior written consent of the Corporation. Consultant will not use any of the Corporation's confidential business information or confidential technical information in any way, either during or after the term of this Agreement, except as required in the course of the Consultant's performance pursuant to this Agreement. Consultant agrees to strictly adhere to any obligations that it may have to companies with which it has formally been associated insofar as its use or disclosure of their confidential information is concerned. Information will not be deemed part of the confidential information that is restricted by this section if the Consultant can show that: (a) the information was in its possession or within its knowledge before the Corporation disclosed it to the Consultant; or (b) the information was or became generally known to those who could take economic advantage of it, through no fault of the Consultant; or (c) Consultant obtained the information from a party having the right to disclose it to the Consultant without violation of any obligation to the Corporation; or

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          (d)  Consultant  is required to disclose the  information  pursuant to
          legal  process  (e.g.,  a  subpoena,  deposition,   discovery,  etc.),
          provided that Consultant notifies the Corporation immediately upon receiving or becoming aware of the legal process in question. All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Corporation made or received by the Consultant during the term of this Agreement are and shall remain the property of the Corporation. Upon termination of this Agreement, the Consultant will immediately deliver to the Corporation all property of the Corporation which may still be in the Consultant's possession. Consultant will not remove or assist in removing such property from the Consultant's premises under any circumstances, either during the term of this Agreement or after termination thereof, except with the prior written consent of the Corporation.

     6. Ownership. The Corporation will be the sole owner of any and all of the Consultant's "Inventions" that are related to the Corporation's business, as defined in more detail below. For purposes of this Agreement, "Inventions" means all inventions, discoveries, and improvements (including, without limitation, any information relating to manufacturing techniques, processes, formulas, developments or experimental work, work in progress, or business trade secrets), along with any and all other work product relating thereto. An Invention is "related to the Corporation's business" ("Related Invention") if it is made, conceived, or reduced to practice by the Consultant (in whole or in part, either alone or jointly with others, whether or not during regular working hours), whether or not potentially patentable or copyrightable in the U.S., or elsewhere, and it either: (a) involves equipment, supplies, facilities, or trade secret information of the Corporation; (b) involves the time for which the Consultant was compensated by the Corporation; (c) relates to the business of the Corporation or to its actual or demonstrably anticipated research and development; or (d) results, in whole or in part, from work performed by the Consultant for the Corporation. The Consultant will promptly disclose to the Corporation, or its nominee(s), without additional compensation, all the Related Inventions, including without limitation all "Computer Software" (defined as all computer programs, associated documentation, and copies thereof) that is so related. The Consultant will assist the Corporation, at the Corporation's expense, in protecting any intellectual property rights that may be available anywhere in the world for such Related Inventions, including signing U.S. or foreign patent applications, oaths or declarations relating to such patent applications, and similar documents. To the extent that any Related Invention is eligible under applicable law to be deemed a "work made for hire", or otherwise to be owned automatically by the Corporation, it will be deemed as such, without additional compensation to the Consultant. In some jurisdictions, the Consultant may have a right, title or interest ("I.P. Right", defined in more detail below) in certain Related Inventions that cannot be automatically owned by the Corporation. In that case, if applicable law permits the Consultant to assign its I.P. Right(s) in future Related Inventions at that time, then the Consultant hereby assigns any and all such Right(s) to the Corporation, without additional compensation to the Consultant. In the event tha the Consultant is unable, as a mater of law or for any other reason, to assign any I.P. Right, then the Consultant agrees to grant a paid-up royalty-free exclusive (if possible, otherwise non-exclusive) irrevocable license to the Corporation to use such assignable I.P. Right. The term "I.P. Right" includes, without limitation, any and all right, title, and interest arising under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise, anywhere in the world, including the right to sue for present or past infringement. To the extent that the Consultant retains any so-called "moral rights" or similar rights in a Related Invention as a matter of law, the Consultant authorizes the Corporation or its designee to make any changes it desires to any part of that Related Invention; to combine any such part with other materials; and to withhold the Consultant's identity in connection with any business operations relating to that Related Invention; in any case without additional compensation or payments to the Consultant.

     7. Effective Date. The Effective Date of this Agreement shall be that date on which shareholders of the Company ratify a ten-to-one reverse split of the Company's common stock.

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     8.   Governing Law. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder,
          shall  be  governed  by,   construed,   interpreted  and  enforced  in
          accordance with the laws of the State of Texas.

     9.   Severability.  If any  provision  of  this  Agreement  is  held  to be illegal, invalid or unenforceable under present or future laws effective during the terms of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected thereby, and in lieu of such an illegal, invalid or unenforceable provision, there will automatically be added a provision, as a part of this Agreement, as similar in terms to such illegal, invalid or unenforceable provision as may be possible and will be legal, valid, and enforceable.

     10. Notice. Any notice, demand, desire or request permitted in connection with this Agreement shall be in writing and shall be deemed effective if hand delivered or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties intended at the address set forth next to their signature to this Agreement.

     11. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto have signed the same document, and all counterparts will constitute one and the same agreement.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience and reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

     IN WITNESS WHEREOF, this Agreement is executed, effective as of the Effective Date.

                                   CONSULTANT

                                        /S/ Stephen K. Carper
                                  By: ________________________________
                                      Stephen K. Carper, Independent Consultant
                                      Address:
                                      Global Projects Development, LLC
                                      3520 Patrick Street, Suite 210
                                      Lake Charles, LA  70605


                                   CORPORATION

                                   GK Intelligent Systems, Inc.
                                   A Delaware corporation


                                        /S/ Gary F. Kimmons
                                  By: ________________________________
                                      Gary F. Kimmons, CEO
                                      Address:
                                      2602 Yorktown Place
                                      Houston, Texas  77056


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                                    Addendum


I.   DEBT RESOLUTION

     Consultant shall serve as the agent of GK Intelligent Systems with the objective of swiftly and effectively resolving any and all outstanding debts, financial obligations and tax issues currently associated with the Company.